                                                                     Exhibit 16c

                              WASATCH MID-CAP FUND


               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION


FOR THE ONE YEAR PERIOD ENDED SEPTEMBER 30, 1995

TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE) -1

      Total return = 69.2%

           69.2% = (18,653/11,021) -1


FOR THE THREE YEAR PERIOD ENDED SEPTEMBER 30, 1995

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1

      Cumulative total return = 87.8%

           87.8% = (18,653/9930) -1
                                                    1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE)   -1

      Total return = 23.4%
                                 1/3
           23.4% = (18,653/9930)    -1


FOR THE PERIOD FROM AUGUST 16, 1992 (COMMENCEMENT OF OPERATIONS)
       TO SEPTEMBER 30, 1995

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1
                                                      OF $10,000

      Cumulative total return = 86.5%

           86.5% = (18,653/10,000) -1
                                                         1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT)     -1
                                           OF $10,000

      Total return = 22.1%
                                   1/3.1
           22.1% = (18,653/10,000)       -1